UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2006

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 11, 2006, the Board of Directors of webMethods, Inc. (the "Company") voted unanimously to increase the number of directors constituting the Board of Directors from nine to ten by creating an additional Class II director position, pursuant to the terms of the Company’s Certificate of Incorporation and Bylaws. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, elected Francis A. "Fran" Dramis, Jr. to the Board of Directors to fill the newly created Class II director vacancy. Mr. Dramis will hold the position of director until the 2007 annual meeting of stockholders, at which time the election of all Class II directors will be held.

Mr. Dramis currently serves as Chief Information, E-Commerce and Security Officer for BellSouth Corporation. Before joining BellSouth in 1998, Mr. Dramis worked with CIO Strategy, Inc., an information technology consulting firm. Prior to that time, Mr. Dramis was managing director and CIO at Salomon Brothers. Mr. Dramis also served as president and chief executive officer of Network Management and president and chief operating officer of Telic Corporation. Early in his career, Mr. Dramis worked with AT&T, including Bell Labs, rising to the position of executive director of information product management. Mr. Dramis serves as director and chairman of the BellSouth Technology Group and serves on the boards of the BellSouth Solutions Group, Inc., the BellSouth Foundation and Avocent Corporation. Mr. Dramis received a Bachelor of Arts degree from Rutgers University and a Master of Science degree from Pace University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

October 17, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer